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                                                                      EX-99.B16

               SCHEDULE FOR COMPUTATION OF PERFORMANCE QUOTATIONS
                        VANGUARD NEW YORK TAX-FREE FUND
                          INSURED LONG-TERM PORTFOLIO

1. Average Annual Total Return (As of November 30, 1997)
    P (1 + T)n = ERV
  Where:    P = a hypothetical initial payment of $1,000
            T = average annual total return
            N = number of years

       ERV = ending redeemable value at the end of the period

EXAMPLE:
 One Year

      P = $1,000
      T = +6.36%
      N = 1

    ERV = $1,063.62

 Five Year

      P = $1,000
      T = +7.28%
      N = 5

    ERV = $1,420.76

 Ten Year

      P = $1,000
      T = +8.76%
      N = 10

    ERV = $2,315.47

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2. YIELD (30 Days Ended November 30, 1997)

  YIELD = 2 [( a - b   + 1)6 -- 1]
               -----
               c x d
  Where: a = dividends and interest paid during the period b = expense dollars during the period (net of reimbursements) c = the average daily number of shares outstanding during the period d = the maximum offering price per share on the last day of the period

EXAMPLE:

          a = $4,588,894.03
          b = $197,229.63
          c = 101,841,267.160
          d = $11.05
       Yield = 4.73%
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                                                                      EX-99.B16


               SCHEDULE FOR COMPUTATION OF PERFORMANCE QUOTATIONS
                        VANGUARD NEW YORK TAX-FREE FUND
                             MONEY MARKET PORTFOLIO

1. Average Annual Total Return (As of November 30, 1997)
             n
    P (1 + T) = ERV
  Where:    P = a hypothetical initial payment of $1,000
            T = average annual total return
            N = number of years

          ERV = ending redeemable value at the end of the period

EXAMPLE:
 One Year

      P = $1,000
      T = +0.8%
      N = *

    ERV = $1,008.41

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* Since Inception on September 3, 1997